Exhibit10.1

April 14, 2009

T. J. Thom

Energy Partners, Ltd.

201 St. Charles Avenue, Suite 3400

New Orleans, Louisiana 70170

Re:	Credit Agreement dated as of April 23, 2007, among Energy Partners, Ltd., a
Delaware corporation (the “Borrower”), Bank of America, N.A., as
Administrative Agent, Collateral Agent, and L/C Issuer (the “Administrative
Agent”) and the Lenders party thereto (the “Lenders”) (as amended, the “Credit
Agreement”). Capitalized terms used in this letter shall have the meanings given to them in the Credit Agreement.

Dear Ms. Thom:

1. Background. The Borrower’s Borrowing Base was determined on March 11, 2009, pursuant to Section 2.15 of the Credit Agreement (the “Determination”). As a result of the Determination, the Borrowing Base Deficiency is currently in the amount of $38,000,000. In accordance with Section 2.05 of the Credit Agreement, on March 23, 2009, Borrower provided the Administrative Agent a plan to reduce the Borrowing Base Deficiency (the “Plan”). On March 24, 2009, the Administrative Agent, at the direction of the Lenders, notified the Borrower that the Plan was not approved. In accordance with Section 2.05, the Borrower had until April 3, 2009, to pay the Borrowing Base Deficiency in full (the “Borrowing Base Deficiency Payment”), which was extended by the Administrative Agent and the Required Lenders until April 14, 2009.

2. Requested Consent. The Borrower requests that the due date for the Borrowing Base Deficiency Payment be extended (the “Payment Extension”) until May 1, 2009 (the “Extension Date”). Section 10.01 of the Credit Agreement permits the Borrowing Base Deficiency Payment to be extended upon the written consent of the Required Lenders.

3. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and the Lenders that (a) this consent agreement (this “Agreement”) is a Loan Document under the Credit Agreement and constitutes its legal, valid, and binding obligation, enforceable in accordance with the terms hereof (subject as to enforcement of remedies to any Debtor Relief Laws), (b) the execution, delivery and performance by the Borrower and each other Loan Party of this Agreement, and the consummation of the transactions contemplated thereby, do not and will not (i) require any consent, approval or license not already obtained, (ii) violate any applicable Law, or (iii) conflict with, result in a breach of, or constitute a default under the organizational and governance documents of the Borrower or any other Loan Party, or under any material license, indenture, agreement or other instrument, to which the Borrower or any other Loan Party is a party or beneficiary of, or by its collateral may be bound, (c) except as otherwise disclosed to the Administrative Agent and the Lenders, there has been no change, occurrence or development that has had a Material Adverse Effect, and (d) the Credit Agreement, as affected by this Agreement, and the other Loan Documents remain in full force and effect and are hereby reaffirmed.

4. Acknowledgement of Existing Defaults and Standstill. Borrower acknowledges and agrees that certain Defaults or Events of Default have occurred or will occur prior to the Extension Date, as disclosed to the Administrative Agent and the Lenders and as listed on Annex 1 attached hereto (the “Existing Defaults”). Borrower further acknowledges and agrees that the Administrative Agent’s and each Required Lender’s execution of this Agreement is not a waiver of the Existing Defaults and as such, the Administrative Agent and each Lender has all rights and remedies afforded to them under the Loan Documents, at Law or in equity, and nothing contained herein shall prohibit or affect the Administrative Agent or any Lender in exercising such rights and remedies except as provided herein. The Administrative Agent and the Required Lenders hereby expressly agree that so long as the terms and conditions set forth in this Agreement are satisfied, neither the Agent nor the Lenders shall exercise any rights and remedies with respect to the Existing Defaults through the Extension Date.

5. Consent. Notwithstanding anything to the contrary in the Credit Agreement and subject to the effectiveness of this Agreement, the Required Lenders hereby consent to and expressly permit the Payment Extension subject to the conditions that (a) except for the Existing Defaults, all conditions, obligations and covenants of the Borrower and each other Loan Party under the Credit Agreement, the other Loan Documents and herein are and shall continue to be complied with, (b) the Loan Parties shall comply with all requirements set forth in Section 7 of this Agreement and (c) each representation and warranty contained herein shall be true and correct on the date hereof in all material respects.

6. Conditions Precedent. This Agreement shall not be effective until the Administrative Agent shall have received the following:

(a) counterparts of this Agreement executed by the Borrower, each other Loan Party, the Administrative Agent and the Required Lenders;

(b) evidence that the fees and expenses of the Administrative Agent and the Lenders, including attorneys’ fees and expenses and including the fees and expenses of advisors to the Administrative Agent, have been paid, to the extent invoices were provided to the Administrative Agent by April 13, 2009; and

(c) evidence that Account Number 710786913 maintained with Whitney Bank has been closed.

7. Conditions Subsequent. In connection with the granting of the Payment Extension, the Loan Parties shall comply with the following covenants through the Extension Date:

(a) on or before April 14, 2009, the Borrower shall have issued an 8-K announcing that it does not intend to make the interest payment due on April 15, 2009 with respect to the Senior Notes;

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(b) on or before April 22, 2009, the Borrower shall have provided the Administrative Agent with a draft of its proposed plan to (i) satisfy the conditions of the Minerals Management Service’s Order of March 23, 2009 addressing, without limitation, the Borrower’s funding plan to fulfill the specific collateral requirements set forth in such Order and (ii) convert the Senior Notes to equity;

(c) through the Extension Date, the Loan Parties shall continue to cooperate with the Administrative Agent and its financial advisors in providing updated financial information, 13 week cash flow forecasts and similar information;

(d) the Loan Parties shall execute mortgages covering substantially all of the Loan Parties’ unencumbered Oil and Gas Properties within five Business Days after the Administrative Agent provides to the Borrower such mortgages in form and substance acceptable to Administrative Agent; and

(e) the Loan Parties shall execute deposit account control agreements governing the Loan Parties’ accounts maintained with JPMorgan Chase Bank, N.A., within two Business Days after the Administrative Agent provides to the Borrower such agreements in form and substance satisfactory to the Administrative Agent and to JPMorgan Chase Bank, N.A.

8. Termination. This Agreement shall immediately terminate upon the occurrence of one or more of the following:

(a) a breach by any Loan Party of any of the covenants, representations and/or warranties set forth in this Agreement, and such breach continues for a period of two Business Days after the earlier of (i) the Borrower obtains knowledge of such breach or (ii) notice from the Administrative Agent;

(b) the occurrence of any Default or Event of Default other than the Existing Defaults under any one or more of the Loan Documents;

(c) one or more creditors of any Loan Party with aggregate claims in excess of $1,000,000 takes any enforcement action against any Loan Party (other than a demand for payment, ordinary course collection actions, or the filing of a Lien that does not constitute a Default) which, in the Required Lenders’ and the Administrative Agent’s reasonable judgment, would materially interfere with the operation of the Borrower’s business or the Lenders’ and the Administrative Agent’s ability to collect the Obligations;

(d) any Governmental Authority (i) determines by written notice to Borrower that the Borrower has not complied with an existing order, direction or decree or (ii) issues any order, direction, decree or similar notice or takes any action that requires any Loan Party to cease activity with respect to any material Oil and Gas Property, except as in effect as of the date hereof with respect to Borrower’s Oil and Gas Property located on South Pass Block 27 and 28; or

(e) the Borrower shall make any payment on the principal of or interest on the Senior Notes.

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9. Release. As a material part of the consideration for the Administrative Agent and the Required Lenders entering into this Agreement, Borrower and each Loan Party signing this Agreement (collectively “Releasor”) agree as follows (the “Release Provision”):

(a) Releasor hereby releases and forever discharges the Administrative Agent and each Lender and the Administrative Agent’s and each Lender’s predecessors, successors, assigns, officers, managers, directors, shareholders, employees, agents, attorneys, representatives, parent corporations, subsidiaries, and affiliates (hereinafter all of the above collectively referred to as “Lender Group”) jointly and severally from any and all claims, counterclaims, demands, damages, debts, agreements, covenants, suits, contracts, obligations, liabilities, accounts, offsets, rights, actions, and causes of action of any nature whatsoever occurring prior to the date hereof and relating to any of the Loan Documents or the transactions contemplated thereby, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at Law or in equity, presently possessed, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, presently accrued, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted (“Claims”), which Releasor may have or claim to have against any of Lender Group; except, as to any member of Lender Group, to the extent that any such Claims results from any of gross negligence or willful misconduct of that member.

(b) Releasor agrees not to sue any of Lender Group or in any way assist any other person or entity in suing Lender Group with respect to any claim released herein. The Release Provision may be pleaded as a full and complete defense to, and may be used as the basis for an injunction against, any action, suit, or other proceeding which may be instituted, prosecuted, or attempted in breach of the release contained herein.

(c) Releasor acknowledges, warrants, and represents to Lender Group that:

(i) Releasor has read and understands the effect of the Release Provision. Releasor has had the assistance of independent counsel of its own choice, or has had the opportunity to retain such independent counsel, in reviewing, discussing, and considering all the terms of the Release Provision; and if counsel was retained, counsel for Releasor has read and considered the Release Provision and advised Releasor to execute the same. Before execution of this Agreement, Releasor has had adequate opportunity to make whatever investigation or inquiry it may deem necessary or desirable in connection with the subject matter of the Release Provision.

(ii) Releasor is not acting in reliance on any representation, understanding, or agreement not expressly set forth herein. Releasor acknowledges that Lender Group has not made any representation with respect to the Release Provision except as expressly set forth herein.

(iii) Releasor has executed this Agreement and the Release Provision thereof as its free and voluntary act, without any duress, coercion, or undue influence exerted by or on behalf of any person.

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(iv) Releasor is the sole owner of the claims released by the Release Provision, and Releasor has not heretofore conveyed or assigned any interest in any such claims to any other person or entity.

(d) Releasor understands that the Release Provision was a material consideration in the agreement of the Administrative Agent and each Required Lender to enter into this Agreement.

(e) It is the express intent of Releasor that the release and discharge set forth in the Release Provision be construed as broadly as possible in favor of Lender Group so as to foreclose forever the assertion by Releasor of any claims released hereby against Lender Group.

(f) If any term, provision, covenant, or condition of the Release Provision is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable, the remainder of the provisions shall remain in full force and effect.

10. Counterparts. This Agreement may be executed in any number of counterparts by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Telecopies of signatures shall be binding and effective as originals.

11. Not a Waiver. Nothing contained in this Agreement shall be construed as a waiver of any Event of Default or a consent to any action or inaction by the Borrower or any other Loan Party, other than as expressed by the terms herein nor shall it be construed as a course of dealing or conduct on the part of the Administrative Agent or any Lender. All rights and remedies now or hereafter available to the Administrative Agent or any Lender are hereby reserved.

12. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES REGARDING THE SUBJECT MATTER HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Remainder of the Page Intentionally Left Blank.

Signature Pages to Follow.]

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ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Kathleen M. Carry
Name:	Kathleen M. Carry
Title:	Vice President

Signature Page to Consent

BANK OF AMERICA, N.A., as a Lender, Collateral Agent and L/C Issuer

By:	/s/ Tyler D. Levings
Name:	Tyler D. Levings
Title:	Senior Vice President

Signature Page to Consent

BANK OF MONTREAL, as a Lender

By:
Name:
Title:

Signature Page to Consent

BANK OF NOVA SCOTIA, as a Lender

By:	/s/ James Forward
Name:	James Forward
Title:	Managing Director

Signature Page to Consent

BNP PARIBAS, as a Lender

By:	/s/ Douglas R. Liftman
Name:	Douglas R. Liftman
Title:	Managing Director

By:	/s/ Betsy Jocher
Name:	Betsy Jocher
Title:	Director

Signature Page to Consent

CALYON NEW YORK BRANCH, as a Lender

By:	/s/ Sharada Manne
Name:	Sharada Manne
Title:	Director

By:	/s/ Mark Roche
Name:	Mark Roche
Title:	Managing Director

Signature Page to Consent

FORTIS CAPITAL CORP., as a Lender

By:
Name:
Title:

Signature Page to Consent

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ John Runger
Name:	John Runger
Title:	Managing Director

Signature Page to Consent

SOCIÉTÉ GÉNÉRALE, as a Lender

By:	/s/ Kevin C. Joyce
Name:	Kevin C. Joyce
Title:	Vice President

Signature Page to Consent

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Dana Mahoney
Name:	Dana Mahoney
Title:	Vice President

Signature Page to Consent

ACKNOWLEDGED AND AGREED:

BORROWER:

ENERGY PARTNERS, LTD.

By:	/s/ T.J. Thom
T.J. Thom, Vice President – Treasurer

Signature Page to Consent

Each Loan Party (a) consents and agrees to the terms of this Agreement and all other Loan Documents executed in connection therewith, (b) affirms that nothing contained in this Agreement shall modify in any respect whatsoever its obligations under the Guarantee and Collateral Agreement, (c) agrees that the “Obligations” as defined in the Guarantee and Collateral Agreement shall include without limitation, the indebtedness and obligations of the Borrower and the Loan Parties under the Loan Documents, including the Credit Agreement as amended hereby, and (d) agrees that the Guarantee and Collateral Agreement remains in full force and effect, continues to be legal, valid, binding, and enforceable in accordance with its terms, and that such Guarantee and Collateral Agreement guarantees the repayment of the Obligations, and all renewals, extensions, and modifications thereof, in accordance with, and to the extent of, the terms of the Guarantee and Collateral Agreement.

EPL OF LOUISIANA, L.L.C., a Louisiana limited liability company

By:	/s/ T.J. Thom
T.J. Thom, Vice President – Treasurer

DELAWARE EPL OF TEXAS, LLC, a Delaware limited liability company

By:	/s/ Paul B. Jones
Paul B. Jones, President

EPL PIPELINE, L.L.C., a Delaware limited liability company

By:	/s/ T.J. Thom
T.J. Thom, Vice President – Treasurer

NIGHTHAWK, L.L.C., a Louisiana limited liability company

By:	/s/ T.J. Thom
T.J. Thom, Vice President – Treasurer

EPL PIONEER HOUSTON, INC., a Texas corporation

By:	/s/ T.J. Thom
T.J. Thom, Vice President – Treasurer

Signature Page to Consent

Annex 1

Existing Defaults

1.	Delivery of audited financial statements for the fiscal year ended 2008 within 90 days of such fiscal year end and auditor’s report will be subject to a “going concern” qualification (§ 6.01(a));

2.	Mortgaged Property (§ 6.15(b)) due to Borrower’s or any Loan Party’s failure to keep its rights under its Oil and Gas Properties unimpaired due to the March 23, 2009 MMS order and shut in of East Bay;

3.	Payment of Obligations (§ 6.04) due to the Borrower’s failure to pay (i) Travelers’ demands for cash collateral or a letter of credit to support its undischarged liabilities or the discharge of all of its outstanding surety bonds and (ii) Minerals Management Service (“MMS”) resulting in a shut-in of the Borrower’s Oil and Gas Property located on East Bay, South Pass Blocks 27 and 28;

4.	Financial Covenants for fiscal quarters ending March 31, 2009 and June 30, 2009;

(i)	Current Ratio (§ 7.15(a));

(ii)	Consolidated Interest Coverage Ratio (§ 7.15(b)); and

(iii)	Consolidated Leverage Ratio (§ 7.15(c));

5.	Cross-Default (§ 8.01(e)) due to the Borrower not making the interest payment on the Senior Note Indenture;

6.	Payment Default (§ 2.05(a) and 8.01(a)) due to the Borrower’s non-payment of the borrowing base deficiency;

7.	Liens (§ 7.01) due to the filing of certain statutory Liens on certain Mortgaged Properties; and

8.	Payment of Obligations (§ 6.04) and Compliance with Laws (§ 6.08) due to the MMS order and shut in of East Bay.

Annex 1